EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-86882 pertaining to the Michigan Financial Corporation Employee Savings and Stock Ownership Plan and No. 033-59425 pertaining to the Michigan Financial Corporation Stock Option Plan of our report dated January 15, 1999, except for Note M, as to which the date is January 22, 1999, on the 1998 consolidated financial statements of Michigan Financial Corporation and subsidiaries incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1998.



                                      Crowe, Chizek and Company LLP


Grand Rapids, Michigan
March  22, 1999